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                                                                   EXHIBIT 10.14

                             EMPLOYMENT AGREEMENT
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          This Employment Agreement, dated as of January 1, 1991, between
INTEREP NATIONAL RADIO SALES, INC., a New York corporation (the "Company"), and MARC G. GUILD ("Guild"),

                              W I T N E S S E T H:
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          WHEREAS, Guild has been employed by the Company in various executive capacities for a number of years;

          WHEREAS, the Company desires to secure Guild's services and Guild desires to perform such services for the Company, on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, the parties hereto, in consideration of their mutual interests, agree as follows:

          1.   Employment.  The Company will employ Guild as President -
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Marketing Division of the Company for a term commencing on the date hereof and ending on January 1, 1997. On each anniversary of the date hereof commencing on January 1, 1995, the term of this Agreement shall be automatically extended for successive one-year periods, unless the Company notifies Guild by December 1 in the calendar year preceding such anniversary that the term shall not be so extended. Guild shall report directly to Leslie Goldberg, President of the Company, and shall have the right to be consulted by Goldberg concerning major decisions affecting the Company, including, without limitation, decisions to acquire or dispose of significant assets, merge with any other corporation or change the nature of the business of the Company, it being understood that any such decision is subject to approval by the Board of Directors of the Company. For the duration of his employment under this Agreement, the Company will use its
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best efforts to cause Guild to be elected a Director of the Company.  Guild agrees to perform the duties called for hereunder to the best of his ability and to devote substantially all his time, energies and skills to such duties during the term of his employment.

          2.   Base Salary.  In consideration of the services and duties to be
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rendered and performed by Guild hereunder, the Company shall pay to Guild a base salary consisting of the sum of the Base Amount and the Incentive Amount, as hereinafter defined. The "Base Amount" shall be the amount of $225,000 per annum and shall be payable in equal semi-monthly installments for the duration of his employment under this Agreement and for such additional periods as are hereinafter provided for. The "Incentive Amount" shall be the amount of $75,000 per annum and shall be payable by the Company only if the Company and/or Guild achieve certain financial and/or other goals in each such year, which goals shall be agreed upon by the Company and Guild for each year prior to the beginning of such year. The Incentive Amount of such base salary shall be payable in quarterly installments in accordance with the Company's then-existing incentive plan. In establishing such salary, it is not intended to preclude Guild from salary increases or awards of bonuses, incentive or other types of additional compensation which the Company in its sole discretion shall agree to pay. Moreover, it is contemplated that in addition to such salary and other possible compensation, Guild shall be eligible for and shall (except as otherwise agreed) participate in all employment benefit programs now or hereafter provided for by the Company for its senior executives in accordance with the provisions thereof, including any stock option, incentive compensation, savings and investment, retirement, supplemental benefit plans and programs.

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          3.   Expenses; Vacations; etc.  During the term of employment of Guild
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hereunder, Guild shall be entitled to incur on behalf of the Company reasonable and necessary expenses in connection with his duties in accordance with customary practice and shall be entitled to reimbursement of any such expenses incurred and paid by him directly. Whenever Guild is required to travel in connection with his duties, he shall be entitled to arrange for his wife to accompany him and for the Company to reimburse him for the cost of such arrangements. During each 12-month period of the term of employment of Guild hereunder, Guild shall be entitled to a vacation with pay in accordance with his status and the general policy of the Company with respect to vacations for its executive personnel. During the term of employment of Guild hereunder, the Company shall provide Guild with all reasonable facilities necessary for the performance of his duties hereunder and suitable to his position, including an appropriate office and staff.

          4.   Temporary Disability.  If, during the term of employment of Guild
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hereunder, Guild should become disabled, through illness or otherwise, from performing his duties hereunder, he shall be entitled to a leave of absence from his employment for up to but not exceeding six consecutive months. His compensation shall continue during any such leave of absence. If such disability continues beyond the foregoing specified period, it shall be deemed a permanent disability and subject to the provisions of Sections 5(b) and 6(a).

          5.   Rights of Termination.
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          (a) Termination for Cause by the Company.  The Company shall have the
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right to terminate this Agreement and Guild's employment hereunder forthwith for cause limited

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to (i) action by Guild involving willful malfeasance or gross negligence or (ii)
Guild's incapacity to perform the duties called for under this Agreement by reason of the abuse of alcohol or drugs.

          (b) Permanent Disability; Death.  In the event that Guild shall be
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disabled through illness or otherwise from performing his duties hereunder for a period in excess of the period provided for in Section 4 so that such disability is deemed a permanent disability thereunder, the Company shall have the option, upon giving to Guild written notice thereof and exercisable only so long as such disability shall continue, to terminate his employment under this Agreement at the end of the month after the date when such written notice is given to Guild. If Guild shall die during the term his employment under this Agreement, his term of employment hereunder shall be deemed terminated on the date of his death.

          (c) Termination for Cause by Guild.  Guild shall have the further
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right to terminate his employment with the Company under this Agreement as follows:

               (i) if the Company violates this Agreement in any material respect,

               (ii) if Guild shall fail to be re-elected or reappointed to (other than by his own choice) or shall be removed from (other than by reasons justifying termination by the Company under Section 5(a) above) the office of President-Marketing Division,

               (iii) if Guild shall cease to be a Director of the Company (other than by his own choice or by reason of removal or reasons justifying termination under Section 5(a) above),

               (iv) in the event of a change of control of the Board of Directors of the Company as a result of (w) a contest for the control of the Company, (x) the consolidation of the Company with, or merger of the Company into, any other corporation, (y) the acquisition of the Company, of a controlling interest in the Company or all or substantially all of the assets of the Company by another corporation, or (z) the cessation of the corporate existence of the Company or failure to continue such existence in full force and effect as a result of any circumstances, or

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               (v) in the event that the Company notifies Guild in accordance with the provisions of Section 1 that the term of this Agreement will not be extended, then Guild shall have the right, exercisable within six months of such event or default, to terminate his employment under this Agreement upon delivery of 30 days' written notice thereof to the Company.

          6.   Effects of Termination.
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          (a) Payments Upon Termination Upon Permanent Disability.  In the event
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Guild's employment hereunder is terminated by the Company under Section 5(b)
upon Guild's permanent disability, Guild shall be entitled to receive, and the Company shall continue to pay (or cause to be paid) to Guild, 75% of his then-current salary (less the aggregate amount of all income disability benefits which for such period he may receive or to which he may be entitled by reason of
(i) any group health insurance plan which is intended to function as a salary replacement plan, (ii) any applicable compulsory state disability law, (iii) the Federal Social Security Act, (iv) any applicable workmen's compensation law or similar law and (v) any plan towards which the Company or any parent, subsidiary or affiliate of the Company has contributed or for which it has made payroll deductions, such as group accident or health policies, other than those which reimburse for actual medical expenses) for the duration of the original term of his employment under this Agreement (as the same may have been extended prior to such termination) (the "Remainder Term"); provided, however that (i) the
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Incentive Amount shall be calculated for the year in which such employment terminates based on whether the Company and/or Guild have met the agreed-upon goals as of the last day of the calendar month ending closest to such termination, (ii) the Incentive Amount shall be prorated for the

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portion of the year ending on the date of such termination, (iii) the prorated portion of such Incentive Amount shall be paid in a lump sum within thirty days of such termination, and (iv) the Incentive Amount shall be paid with respect to the Remainder Term notwithstanding whether the agreed-upon goals were met.

          (b) Payment Upon Termination By Reason of Death.  In the event that
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Guild's employment hereunder is terminated pursuant to Section 5(b) upon his death, or that Guild dies during the Remainder Term, Guild or his designated beneficiary (or, in the event of his death if no beneficiary shall have been designated hereunder, his estate) shall be entitled to receive as a death benefit, and the Company shall pay, an amount equal to the present value at the time of his death, discounted at the Discount Rate, of the entire amount of the salary which would have been payable to Guild during the Remainder Term. Such death benefit shall be payable on the earlier of the first anniversary of
Guild's death or the last day of the Remainder Term (which period may not be terminated or shortened by waiver of the Company executed after such death), as the case may be; provided, however that if such beneficiary (or estate, if
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applicable), gives written notice to the Company within one month after the date of death, such death benefit shall not be paid in a lump sum but shall instead be payable in the amounts and at the times set forth in Section 2 hereof for the duration of the Remainder Term; and provided, further that the Incentive Amount
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shall be calculated and paid as set forth in Section 6(a).  As used herein, the
"Discount Rate" shall mean the yield to maturity, as determined on the date of termination on U.S. Treasury obligations having an original maturity comparable to the Remainder Term. All amounts payable in a lump sum hereunder shall be paid within one month after the date of termination or of death during the
Remainder Term, as the case may be.   Amounts payable under any

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applicable plans or arrangements of the Company shall be payable in accordance therewith and amounts which may not be calculated as of such date shall be paid as soon as practicable thereafter.

          (c) Payment Upon Termination for Cause.  In the event Guild terminates
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his employment hereunder for cause under Section 5(c), Guild shall be entitled to receive, and the Company shall continue pay (or cause to be paid) to Guild, his then-current salary for the Remainder Term; provided, that the Incentive
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Amount shall be calculated and paid as set forth in Section 6(a).

          (d) In General.  Guild's right to receive the base salary provided for
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in Section 2 shall cease upon the effective date of any termination of his employment under Section 5(a) of this Agreement. Termination of Guild's employment under any provision of this Agreement shall not in any event affect the right of Guild or his designated beneficiary hereunder (or, if no beneficiary shall be designated hereunder, his estate) to receive benefits accrued to him through the date of such termination under this Agreement or any employee benefit plans of the Company in which he is then participating as contemplated under Section 2, provided, that the rights of Guild or his
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designated beneficiary or estate under any such plans and any termination of his participation thereunder shall be governed by the terms of such plans as then in effect. All payments and rights under Section 6 (a) and (c) shall be in lieu of any other amounts Guild might be entitled to receive under this Agreement for any breach hereof. Payments under Section 6(a) or (c) shall not affect Guild's right to receive any severance payments or other benefits to which he is entitled in accordance with the Company's policy.

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          7.   Secrecy Agreement.  All information obtain or possessed by Guild
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relative to the activities of the Company and its subsidiaries and affiliates which secret or confidential nature, including business plans, financial data, trademarks, developments or administrative procedures, is the property of the Company and its subsidiaries or affiliates, as the case may be, and Guild shall not, during the term of his employment under this Agreement or during any Remainder Term as to which he is receiving payment hereunder, use any such information for the benefit of others than the Company and its subsidiaries and affiliates, or disclose it to others. Nothing herein shall prevent Guild, subsequent to the termination of his employment hereunder, from using and availing himself of his general skill, knowledge and experience, including that pertaining to or derived from the nonsecret and nonconfidential aspects of the business of the Company and its subsidiaries and affiliates.

          8.   Non-Competition.  During the period of Guild's employment
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hereunder and during any Remainder Term as to which he is receiving payment hereunder, Guild will not, without the consent of the Board of Directors of the Company, engage in the national radio sales representation business, offer employment to or hire any employee of the Company or any of its subsidiaries or solicit business from or represent any client of the Company or any of its subsidiaries in connection with national radio sales representation.

          9.   Notices.  Any notices which the Company is required or may desire
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to give to Guild shall be given by personal delivery or registered or certified mail, return receipt requested, addressed to Guild at his address of record with the Company, or at such other place as Guild may from time to time designate in writing. Any notice which Guild is required or may desire to give to the Company hereunder shall be given by personal delivery or by registered or

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certified mail, return receipt requested, addressed to the Company at its principal office, or at such other office as the Company may from time to time designate in writing. The date of personal delivery or the date of mailing any such notice shall be deemed to be the date of delivery thereof.

          10.  Prior Agreements; Amendments.  This Agreement supersedes any
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employment understandings or agreements which may have been previously made between the Company and Guild and this Agreement represents all the terms and conditions and the entire agreement between the Company and Guild with respect to such employment. This Agreement may not be changed, waived, discharged or terminated orally, but only by an instrument in writing, signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

          11.  Parties in Interest.  Neither this Agreement nor any rights or
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obligations hereunder may be assigned by one party without the consent of the other, except that this Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company whether by merger, consolidation, sale of assets or otherwise and reference herein to the Company shall be deemed to include any such successor or successors, and except that this Agreement shall, to the extent provided herein, be binding upon and inure to the benefit of the estate, heirs, designated beneficiaries or personal representatives, if any, of Guild and references herein to Guild shall be deemed to include such estate, heirs, designated beneficiaries or personal representatives. Any designation by Guild of a beneficiary to receive payments hereunder in the event of Guild's death or permanent disability, and any change in such designation, shall be made by written notice from Guild to the Company.

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          12.  Severability.  If any provision of this Agreement is, for any
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reason, held invalid, illegal or unenforceable  in any respect, its invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall thereafter be construed and enforced as if such invalid, illegal or unenforceable provision had not been included herein.

          13.  Governing Law.  This Agreement shall be governed by and construed
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and enforced in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              INTEREP NATIONAL RADIO
                               SALES, INC.


                              By: /s/ Ralph C. Guild
                                  -------------------
                                  Chairman of the Board



                                  /s/ Marc G. Guild
                                  ------------------
                                  Marc G. Guild

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